UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2020

Commission File Number:  0-23636

Hawthorn Bancshares, Inc.
(Exact name of registrant as specified in its charter.)

Missouri
(State or other jurisdiction of incorporation or organization)
43-1626350
(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of principal executive offices)

573-761-6100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $1.00 per share
Trading Symbol(s)
HWBK
Name of exchange on which registered
The Nasdaq Stock Market, LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 11, 2020 W. Bruce Phelps will retire as Senior Vice President, Chief Financial Officer of Hawthorn Bancshares, Inc. and as Chief Financial Officer of its subsidiary Hawthorn Bank. Mr. Phelps will continue his employment with Hawthorn Bancshares until June 30, 2020 to provide for an orderly transition.

To fill the vacancy resulting from Mr. Phelps' retirement, Stephen E. Guthrie, age 63, will be appointed as Senior Vice President, Chief Financial Officer of Hawthorn Bancshares, Inc. and as Senior Vice President and Chief Financial Officer of its subsidiary, Hawthorn Bank, effective May 11, 2020. Prior to joining our company, Mr. Guthrie most recently served as Executive Vice President and Chief Financial Officer of Landmark Bank in Columbia, Missouri, the wholly-owned subsidiary of The Landrum Company. The Landrum Company was recently acquired by Simmons First National Corporation, holding company for Simmons Bank. Mr. Guthrie served as Senior Vice President, Internal Audit and Risk & Controls for Capmark Finance Inc. from September 2006 to May 2010. From 2003 to 2006, Mr. Guthrie served as Vice President, Internal Audit and Corporate Security for AT&T Corp. From 2000 to 2003, Mr. Guthrie served as Vice President, Auditing Services for Pharmacia Corporation. From 1979 to 2000 Mr. Guthrie served in various capacities with Monsanto Company, serving as Chief Financial Officer of Monsanto Canada, Inc. from 1999 to 2000. Mr. Guthrie is a licensed CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

Date:   April 28, 2020
By:	/s/ David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President